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               SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC 20549





                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): October 9, 1998



               Cogeneration Corporation of America
     (Exact name of registrant as specified in its charter)



     Delaware                1-9208               59-2076187
 (State or other    (Commission File Number)    (IRS Employer
  jurisdiction                              Identification Number)
of incorporation)



One Carlson Parkway, Suite 240, Minneapolis, Minnesota  55447-4454
(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code: (612) 745-7900


                   NRG Generating (U.S.) Inc.
 (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets.

     On October 9, 1998, CogenAmerica Pryor Inc. ("CogenAmerica Pryor"), a wholly-owned subsidiary of Cogeneration Corporation of America ("CogenAmerica" or the "Company"), acquired from Mid-Continent Power Company, LLC ("MCPC LLC") the entire interest in a 110 MW cogeneration project located in the Mid-America Industrial Park, in Pryor, Oklahoma (the "Pryor Project"). MCPC LLC is owned 50% by NRG Energy, Inc. ("NRG Energy") and 50% by parties affiliated with Decker Energy International, Inc. NRG Energy beneficially owns 47.6% of the Company's common stock, and four of the Company's directors are executive officers of NRG Energy.

     Pursuant to a Stock Purchase Agreement between CogenAmerica and MCPC LLC, CogenAmerica Pryor, as CogenAmerica's designee, acquired the Pryor Project by purchasing from MCPC LLC all of the issued and outstanding stock of Oklahoma Loan Acquisition Corporation ("OLAC") for a cash purchase price of approximately $23.9 million. The Mid-Continent Power Company, Inc. ("MCPC") had transferred the Pryor Project to OLAC under its bankruptcy reorganization plan. The Pryor Project sells power to Oklahoma Gas and Electric Company and steam to a number of industrial users.

     The terms of the Stock Purchase Agreement, including the consideration paid thereunder, were determined on the basis of the terms of the Co-Investment Agreement between the Company and NRG Energy and an order of an arbitration panel in a proceeding between the Company and NRG Energy. Under a Loan Agreement, NRG Energy has loaned the Company and CogenAmerica Pryor approximately $23.9 million to finance this acquisition. The Independent Directors Committee of the Company's Board of Directors approved the terms of the Stock Purchase Agreement and the Loan Agreement.

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Item  7.   Financial Statements, Pro Forma Financial  Information
and Exhibits.

    (a)   Financial Statements.

     As of the date of filing this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4), such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after October 26, 1998.

    (b)   Pro Forma Financial Information.

     As of the date of filing this Current Report on Form 8-K, it is impracticable for the Company to provide pro forma financial information required by this Item 7(b). In accordance with
Item 7(b)(2) of Form 8-K, such pro forma financial information shall be filed by amendment to this Form 8-K no later than 60 days after October 26, 1998.

    (c)   Exhibits.

Exhibit
Number    Description
2.1       Stock  Purchase  Agreement  dated  September  10,  1998
          between the Company and MCPC LLC.

                                3

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                           Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         COGENERATION CORPORATION OF AMERICA


                         By: /s/ Timothy P. Hunstad
                         Name:   Timothy P. Hunstad
                         Title:  Vice President and Chief
                                 Financial Officer


Date:  October 26, 1998

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                          Exhibit Index

Exhibit
Number    Description

2.1 Stock Purchase Agreement dated September 10, 1998 between the Company and MCPC LLC.



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